Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Marpai, Inc. on Form S-3 of our report dated March 30, 2022 with respect to the consolidated financial statements of Marpai, Inc. and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company as of December 31, 2021 and 2020 and for the years then ended. We also consent to the reference of our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Melville, NY
January 20, 2023

An Independent Member of Urbach Hacker Young International